UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2008

ZIEGLER EXCHANGE TRADED TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-33361	32-0168068
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

200 South Wacker Drive, Suite 2000
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (312) 263-0110

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2008, the Board of Trustees (the “Board of Trustees”) of the Ziegler Exchange Traded Trust (the “Trust”), approved the liquidation of the NYSE Arca Tech 100 ETF (the “Fund”). The Board of Trustees determined that closing the Fund was in the best interests of the Fund and its shareholders because the Fund has not gathered sufficient assets to continue its business and operations in an economically viable manner. In connection with the Fund’s liquidation, the Board of Trustees also approved on November 21, 2008 to voluntarily delist the Fund’s shares of beneficial interest listed and traded on NYSE Arca. The Fund expects that its shares will cease trading on or about December 15, 2008. The Trust’s press release announcing the liquidation is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No.	Description
99.1	Trust's press release issued on November 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziegler Exchange Traded Trust

Date: November 24, 2008	By:	/s/ Elizabeth A Watkins
Name: Elizabeth A Watkins
Title: Interim President